EXHIBIT 3.2

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov	Filed in the Office of Secretary of State State Of Nevada	Business Number E0829342007-2
Filing Number 20200798860
Filed On 07/21/2020 14:47:47 PM
Number of Pages 8

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☒  Certificate of Designation

 ☐ Certificate of Amendment to Designation - Before Issuance of Class or Series

☐  Certificate of Amendment to Designation - After Issuance of Class or Series

☐  Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity:
Good Hemp, Inc.
	Entity or Nevada Business Identification Number (NVID):		NV20071765441
2. Effective date and time:	For Certificate of Designation or		Date:	Time:
	Amendment to Designation Only		(must not be later than 90 days after the certificate is filed)
(Optional):
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
Series B-2 Convertible Preferred Stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:

5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued.

☐    Certificate of Amendment to Designation- After Issuance of Class or Series

The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.

6.Resolution: (Certificate of Designation and Amendment to Designation only)

By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*

7. Withdrawal:	Designation being Withdrawn:		Date of Designation:
No shares of the class or series of stock being withdrawn are outstanding.
The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *

8. Signature: (Required)	X William Alessi	Date:	07/21/2020
Signature of Officer

This form must be accompanied by appropriate fees.	page 1 of 1 Revised: 1/1/2019

Filed in the Office of Secretary of State State Of Nevada	Business Number E0829342007-2
Filing Number 20200798860
Filed On 07/21/2020 14:47:47 PM
Number of Pages 8

FORM OF

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B-2 CONVERTIBLE PREFERRED STOCK

PURSUANT TO NRS 78.195 ET SEQ. OF THE

NEVADA REVISED STATUTES

The undersigned, William Alessi, does hereby certify that:

1. He is the President of Good Hemp, Inc., a Nevada corporation (the “Corporation”).

2. The Corporation is authorized to issue 30,000,000 shares of preferred stock, none of which are issued.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the articles of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 30,000,000 shares, $0.001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to 750,000 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby designate and provide for the creation and issuance of a series of preferred stock and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF SERIES B-2 CONVERTIBLE PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 5(b).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

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“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Conversion Date” means the date on which a Holder elects to convert all or a portion of the Holder’s Series B-2 Convertible Preferred Stock into Common Stock pursuant to the terms of Section 5 hereof.

“Conversion Price” on a given Conversion Date means (a) the lesser of $0.60 or 60% of the Market Price if the Conversion Date is less than 6 months after the Original Issue Date, or (b) 60% of the Market Price if the Conversion Date is at least 6 months after the Original Issue Date.

“Conversion Shares” means the shares of Common Stock issued and issuable upon conversion of the shares of Series B-2 Convertible Preferred Stock in accordance with the terms hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holder” means the Person(s) who hold the Series B-2 Convertible Preferred Stock at any given time.

“Market Price” means the average of the closing prices of the Common Stock as reported on www.otcmarkets.com for the 14 Trading Days immediately preceding a given Conversion Date.

“Original Issue Date” means July 21, 2020.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Registration Statement” means a registration covering the resale of the underlying Conversion Shares by each Holder.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series B-2 Convertible Preferred Stock” shall have the meaning set forth in Section 2.

“Stated Value” shall have the meaning set forth in Section 2.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets, quotation boards, exchanges, or alternative trading systems on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, or the OTC Link ATS operated by OTC Markets Group, Inc. (or any successors to any of the foregoing).

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“Transfer Agent” means EQ Shareowner Services, and any successor transfer agent of the Corporation.

Section 2. Designation, Amount and Par Value. The series of preferred stock created hereunder shall be designated as its Series B-2 Convertible Preferred Stock (the “Series B-2 Convertible Preferred Stock”) and the number of shares so designated shall be 750,000. Each share of Series B-2 Convertible Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $1.00 (the “Stated Value”).

Section 3. Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Series B-2 Convertible Preferred Stock shall have voting rights equal to one vote per share of Series B-2 Convertible Stock held on a non-cumulative basis.

Section 4. [Reserved].

Section 5. Conversion.

a) Conversions at Option of Holder. Each share of Series B-2 Convertible Preferred Stock shall be convertible, at any time and from time to time from and after the date of issuance at the option of the Holder thereof, into a number of shares of Common Stock (subject to the limitations set forth in Section 5(b) below) calculated as follows: $1.00 divided by the Conversion Price as of the Conversion Date. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Shares of Series B-2 Convertible Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

b) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Series B-2 Convertible Preferred Stock, and a Holder shall not have the right to convert any portion of the Series B-2 Convertible Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series B-2 Convertible Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Series B-2 Convertible Preferred Stock beneficially owned by such Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Series B-2 Convertible Preferred Stock) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(e) applies, the determination of whether the Series B-2 Convertible Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates) and of how many shares of Series B-2 Convertible Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Series B-2 Convertible Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates) and how many shares of the Series B-2 Convertible Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation.

To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.

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In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series B-2 Convertible Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Corporation’s Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series B-2 Convertible Preferred Stock held by the applicable Holder.

c) Mechanics of Conversion.

i. Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder (A) a certificate or certificates representing the Conversion Shares which, on or after the earlier of (i) the twelve-month anniversary of the date of issuance and delivery of a customary representation letter by the Holder or Holder’s broker that the Shares will be sold pursuant to Rule 144), or (ii) the Effective Date of a Registration Statement covering the resale of such Shares that continues to be effective, shall be free of restrictive legends and trading restrictions. All certificates that do not fall into the two categories listed above shall bear a restricted legend.

ii. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series B-2 Convertible Preferred Stock and payment of dividends on the Series B-2 Convertible Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Series B-2 Convertible Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the restrictions of Section 5 hereof) upon the conversion of the then-outstanding shares of Series B-2 Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

iii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series B-2 Convertible Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the applicable Conversion Price, or round up to the next whole share.

iv. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Series B-2 Convertible Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Series B-2 Convertible Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for processing of any Notice of Conversion.

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Section 6. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above Attention: Chief Financial Officer. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Subscription Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the third Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Series B-2 Convertible Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) Governing Law and Disputes. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof. Notwithstanding anything contained herein to the contrary, in the case of any dispute which arises out of or relating to this Certificate of Designation which the Holder and the Corporation cannot resolve amicably between themselves, a mediator agreeable to both Holder and Corporation shall be selected to assist in resolving the dispute provided that the mediation shall be held within sixty (60) days of the notice by one Party that mediation is required. Fees for such mediation will be split equally between the Holder and Corporation. If any such dispute cannot be resolved through mediation within such sixty (60) day period, any and all claims and actions arising out of or relating to this Certificate of Designation, shall be exclusively arbitrated in Mecklenburg County, State of North Carolina, in accordance with the then-prevailing rules and regulations of the American Arbitration Association, which proceedings shall be final and binding on the Holder and the Corporation, and strictly confidential. Neither the existence of such proceedings nor the results thereof shall be disclosed to any third party, unless expressly required by law. If any party shall commence an action or proceeding in accordance with this section to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and arbitration of such action or proceeding.

d) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

e) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

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g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i) Status of Converted or Redeemed Series B-2 Convertible Preferred Stock. Shares of Series B-2 Convertible Preferred Stock may only be issued pursuant to the Subscription Agreement. If any shares of Series B-2 Convertible Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B-2 Convertible Preferred Stock.

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RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Nevada law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 21st day of July, 2020.

/s/ William Alessi
Name: William Alessi
Title: President

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ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES B-2 CONVERTIBLE PREFERRED STOCK)

The undersigned hereby irrevocably elects to convert the number of shares of Series B-2 Convertible Preferred Stock indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of Good Hemp, Inc., a Nevada corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Subscription Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended. Number of Shares of Common Stock Beneficially Owned on the date of conversion: Less than 4.99% of the outstanding Common Stock of the Corporation. The undersigned represents and warrants to the Corporation that in giving effect to the conversion evidenced hereby, the undersigned will not own in excess of the number of shares of Common Stock permitted to be owned under Section 5(b) of the Certificate of Designation.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series B-2 Convertible Preferred Stock owned prior to Conversion:

Number of shares of Series B-2 Convertible Preferred Stock to be Converted:

Stated Value of shares of Series B-2 Convertible Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Applicable Conversion Price:

Number of shares of Series B-2 Convertible Preferred Stock subsequent to Conversion:

Address for Delivery:

or

DWAC Instructions:

Broker no:

Account no:

[HOLDER]

By:
Name:
Title:

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